Exhibit 21

                 Subsidiaries of Competitive Technologies, Inc.
                 ----------------------------------------------


                                  State/Country of
     Name of Subsidiary           Incorporation/Organization
     ------------------           --------------------------

     CTT Trading Company, LLC     Connecticut

     Vector Vision, Inc.          Delaware